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                                LINCOLN NATIONAL
                               LIFE INSURANCE CO.
                     A part of LINCOLN NATIONAL CORPORATION
                                (A Stock Company)




                                ANNUITY CONTRACT

                   Flexible Premium Deferred Variable Annuity
                          With Benefit Payment Options

                                Nonparticipating

The Lincoln National Life Insurance Company (LNL) agrees to provide the benefits and other rights described in this Contract in accordance with the terms of this Contract.

READ THIS CONTRACT CAREFULLY. This is a legal contract between the Owner and LNL. We want to be sure you understand the features and benefits contained in this Contract, IT IS THEREFORE IMPORTANT THAT YOU READ YOUR CONTRACT CAREFULLY. If you have any questions after reading the Contract, we hope you will contact your representative or the Home Office of LNL.

NOTICE OF 10-DAY RIGHT TO EXAMINE CONTRACT. Within 10 days after this Contract is first received, it may be cancelled for any reason without penalty by delivering or mailing it to the representative through whom it was purchased or to the Home Office of LNL. Upon cancellation, LNL will return the value of any Purchase Payments made to the Variable Account on the Valuation Date on which LNL receives the cancellation request.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED UPON INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT, ARE VARIABLE (THE AMOUNT MAY INCREASE OR DECREASE) AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT (SEE PAGES 6 AND 13).

Signed for The Lincoln National Life Insurance Company at its Home Office located at 1300 South Clinton Street, Fort Wayne Indiana 46802.

             Jon A. Boscia, President                Mark E. Reynolds
                                                     SVP & Chief Administrative
                                                     Officer
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                                Table of Cotents

         Article                                                       Pages

  1      Definitions                                                   4

  2      Purchase Payments                                             6

  3      Variable Account                                              6

  4      Options, Charges and Fees                                     7

  5      Death Benefits                                                9

  6      Annuity Payment Options                                       12

  7      Beneficiary                                                   15

  8      General Provisions                                            16

  9      Annuity Purchase Rates Under a Variable Payment Option        18

  10     Annuity Purchase Rates Under a Fixed Payment Option           22

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                                   CONTRACT DATA


                Contract Number                      XX-01 23456

                       Annuitant                     Abraham Lincoln

                    Age at Issue                     35

                   Contract Date                     April 1,1989

                Purchase Payment                     $1,500.00

      Purchase Payment Frequency                     Monthly

                   Maturity Date                     April 1, 2039



OWNER

Abraham Lincoln
Mary Lincoln
Todd Lincoln

BENEFICIARY DESIGNATION

Please refer to the Client Information Profile for beneficiary designation.

VARIABLE ACCOUNT

There are currently eleven Sub-accounts in the Variable Account available to the Owner. The Owner may direct Purchase Payments under the Contract to any of the available Variable Sub-accounts, subject to limitations. The amounts allocated to each Sub-account will be invested at Net Asset Value in the shares of one of the Funds. The Sub-accounts are:

        1. SEI VP Large Cap Value Fund
        2. SEI VP Large Cap Growth Fund
        3. SEI VP Small Cap Value Fund
        4. SEI VP Small Cap Growth Fund
        5. SEI VP International Equity Fund
        6. SEI VP Emerging Markets Equity Fund
        7. SEI VP Core Fixed Income Fund
        8. SEI VP High Yield Bond Fund
        9. SEI VP International Fixed Income Fund
        10.SEI VP Emerging Markets Debt Fund
        11.SEI VP Prime Obligation Fund
        12.Other Funds made available by LNL

See Section 3.01 for provisions governing any limitations, substitutions or elimination of a Fund.

ARTICLE I

DEFINITIONS
1.01

ACCOUNT VALUE -- Prior to the Annuity Commencement Date, the sum on a given Valuation Date of the value of all the Accumulation Units attributable to this Contract.

1.02

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ACCUMULATION UNIT--A unit of measure used in the calculation of the value of a
Variable Sub-account prior to the Annuity Commencement Date.

1.03

ANNUITANT OR JOINT ANNUITANT -- The person or persons who will be the measuring life or lives for the annuity benefit payments made after the Annuity Commencement Date.

1.04

ANNUITY COMMENCEMENT DATE -- The Valuation Date on which the Account Value is withdrawn for payment of annuity benefits under the Annuity Payment Option selected.

1.05

ANNUITY PAYMENT DATE -- The date on which the Owner is entitled to the annuity benefit payment.

1.06

ANNUITY PAYMENT OPTION -- An optional form of payment of the annuity benefits provided for under this Contract.

1.07

ANNUITY UNIT -- A unit of measure used on and after the Annuity Commencement Date to calculate the amount of a variable annuity benefit payment.

1.08

BENEFICIARY -- The person or entity designated by the Owner to receive the Death Benefit, if any.

1.09

CODE -- The Internal Revenue Code of 1986, as amended.

1.10

CONTINGENT ANNUITANT --The individual who will become the Annuitant upon the death of the Annuitant.


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1.11

CONTRACT -- The agreement, between LNL and the Owner, providing a variable annuity.

1.12

CONTRACT DATE -- The date this Contract became effective. The Contract Date is shown on the Contract Data pages.

1.13

CONTRACT YEAR -- Each twelve-month period starting with the Contract Date on the Contract Data pages and with each Contract Date anniversary thereafter.

1.14

DEATH BENEFIT -- The amount payable upon death of an Owner, Joint Owner, or an Annuitant.

1.15

DOLLAR COST AVERAGING (DCA) -- An option that allows the automatic transfer of a portion of the Account Value in periodic installments from a designated DCA holding account to one or more of the Variable Sub-accounts available under the Contract. The periodic installments will be over any DCA period made available by LNL and selected by the Owner.

1.16

FUND -- Any of the underlying investment options available in the Variable Account.

1.17

HOME OFFICE -- The principal office of LNL located at 1300 South Clinton Street, Fort Wayne, Indiana, 46802, or an institution designated by LNL.

1.18

LNL -- The Lincoln National Life Insurance Company.

1.19

MATURITY DATE -- The date specified on the Contract Data pages of this Contract.

1.20

NET ASSET VALUE PER SHARE -- The market value of a Fund share calculated each day by taking the closing market value of all securities owned, adding the value of all other assets (such as cash), subtracting all liabilities, and then dividing the result (total net assets) by the number of shares outstanding.

1.21

OWNER OR JOINT OWNERS -- The one person, two persons or entity who exercises rights of ownership under this Contract.

1.22

PURCHASE PAYMENTS -- Amounts paid into this Contract.

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1.23

QUALIFIED PLAN -- A retirement plan qualified for special tax treatment under the Code, including Sections 401, 403, 408, 408A and 457. All other plans are considered Non-Qualified.

1.24

VALUATION DATE -- Close of the market of each day that the New York Stock Exchange is open for business.

1.25

VALUATION PERIOD -- The period commencing at the close of business on a particular Valuation Date and ending at the close of business on the next succeeding Valuation Date.

1.26

VARIABLE ACCOUNT -- The segregated investment account into which LNL sets aside and invests the assets allocated to the Variable Sub-account(s) made available by LNL and selected by the Owner. The Variable Account for this Variable Annuity Contract is the Lincoln National Variable Account I.

1.27

VARIABLE SUB-ACCOUNT -- That portion of the Variable Account which invests in shares of a particular Fund. There is a separate Variable Sub-account for each particular Fund.

ARTICLE 2
PURCHASE PAYMENTS

2.01 WHERE PAYABLE

All Purchase Payments must be made to LNL at its Home Office or to an agent designated by LNL.

2.02 AMOUNT AND FREQUENCY

Purchase Payments are made in the amount and at the frequency shown on the Contract Data Pages. The Owner may change the frequency or amount of Purchase Payments subject to LNL's rules in effect at the time of the change.

Purchase Payments may be made until the earliest of the Annuity Commencement Date, termination of the Contract upon payment of any Death Benefit, surrender of the Contract, or the Maturity Date.

ARTICLE 3
VARIABLE ACCOUNT

3.01 THE VARIABLE ACCOUNT

The Variable Account is for the exclusive benefit of persons entitled to receive benefits under variable annuity contracts. The Variable Account will not be charged with the liabilities arising from any other part of LNL's business.

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Subject to any required regulatory approvals, LNL reserves the right to eliminate the shares of any Fund and substitute the securities of a different Fund or investment company or mutual fund. Such elimination and substitution may occur if the shares of a Fund are no longer available for investment, or, if in the judgement of LNL, further investment in any Fund should become inappropriate in view of the purposes of the Contract. LNL may add a new Variable Sub-account in order to invest the assets of the Variable Account into a Fund. LNL shall give the Owner written notice of the elimination and substitution of any Fund within fifteen days after such substitution occurs.

3.02 ALLOCATION OF PURCHASE PAYMENTS INTO THE VARIABLE ACCOUNT

All Purchase Payments to this Contract will be allocated to the Variable Account. Purchase Payments allocated to the Variable Account of the Contract will be credited to the Variable Sub-account(s) made available by LNL and selected by the Owner.

If the Owner elects to allocate any Purchase Payment to a new Variable Sub-account not previously selected, that election must be made to LNL through written, voice or electronic instructions, provided LNL has received the appropriate authorization from the Owner for voice or electronic instructions in accordance with LNL procedures.

Purchase Payments allocated to each Variable Sub-account will be invested at net asset value in the shares of one of the Funds. LNL shall use each Purchase Payment to buy Accumulation Units in the Variable Subaccount(s) selected by the Owner. The number of Accumulation Units bought shall be determined by dividing the amount allocated to a Variable Sub-account by the dollar value of an Accumulation Unit in such Variable Sub-account as of the Valuation Date immediately following receipt of the Purchase Payment at the Home Office. The number of Accumulation Units held for an Owner in a Variable Sub-account shall not be changed by any change in the dollar value of Accumulation Units in the Variable Sub-account.

3.03 VALUATION OF THE VARIABLE ACCOUNT ALLOCATIONS

The value of this Contract at any time prior to the Annuity Commencement Date is equal to the sum of the values allocated under this Contract to the Variable Sub-accounts. The value of the portion of this Contract allocated to a Variable Sub-account at any time prior to the Annuity Commencement Date is equal to the Accumulation Units credited under this Contract to a Variable Sub-account multiplied by the value of the Accumulation Unit for the respective Variable Sub-account.

Accumulation Units for each Variable Sub-account are valued separately. Initially, the value of an Accumulation Unit was arbitrarily established at the inception of the Variable Sub-account. The value of a Variable Sub-account Accumulation Unit may increase or decrease from Valuation Period to Valuation Period. The Accumulation Unit value for a Variable Sub-account for any later Valuation Period is determined as follows:

         a. the total value of Fund shares held in the Variable Sub-account is calculated by multiplying the number of Fund shares owned by the Variable Sub-account at the beginning of the Valuation Period by the Net Asset Value Per Share of the Fund at the end of the Valuation Period, and adding any dividend or other distribution of the Fund if an ex-dividend date occurs during the Valuation Period; minus

         b. the liabilities of the Variable Sub-account at the end of the Valuation Period (such liabilities include daily charges imposed on the Variable Sub-account and may include a charge or credit with respect to any taxes paid or reserved for by LNL that LNL determines

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               as a result of the operation from the Variable Account); the result divided by

         c. the outstanding number of Accumulation Units in the Variable Sub-account at the beginning of the Valuation Period.

The daily charge imposed on a Variable Sub-account for any Valuation Period represents the daily mortality and expense risk charge and the daily administrative charge adjusted for the number of calendar days in the Valuation Period. On an annual basis, this daily charge will not exceed the level as determined by the Death Benefit option (see Section 5.01) in effect:

         for any Valuation Period the Account Value Death Benefit is in effect, on an annual basis the daily charge will not exceed 1.35% of the average daily net assets of the Variable Sub-account;

         for any Valuation Period the Return of Premium Death Benefit is in effect, on an annual basis the daily charge will not exceed 1.40% of the average daily net assets of the Variable Sub-account;

         for any Valuation Period the Annual Step-up Death Benefit is in effect, on an annual basis the daily charge will not exceed 1.50% of the average daily net assets of the Variable Sub-account;

         for any Valuation Period the 5% Step-up Death Benefit is in effect, on an annual basis the daily charge will not exceed 1.65% of the average daily net assets of the Variable Sub-account.

For any Valuation Period on or after the Annuity Commencement Date, on an annual basis the daily charge will not exceed 1.35% of the average daily net assets of the Variable Sub-account.

The Accumulation Unit value may increase or decrease the dollar value of benefits under the Contract. Expenses incurred by LNL will not adversely affect the dollar value of benefits.

ARTICLE 4

OPTIONS, CHARGES AND FEES

4.01 TRANSFER OPTION

Prior to the earlier of:

      a.   the Annuity Commencement Date;

      b. termination of the Contract upon payment of any Death Benefit;

      c. surrender of this Contract; or

      d. the Maturity Date;

the Owner may direct a transfer of a portion of the Account Value from one Variable Sub-account to another Variable Sub-account subject to the limitations described below. Such a transfer request must be made to LNL through written, voice or electronic instructions, provided LNL has received the appropriate authorization from the Owner for voice or electronic instructions in accordance with LNL procedures.

Transfers from a Variable Sub-account will result in the redemption of Accumulation Units from this Variable Sub-account. Transfers to a Variable Sub-account will result in the purchase of Accumulation Units in that Variable Sub-account. Such transfers will be accomplished at Accumulation Unit values as of

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the Valuation Date the transfer request is received in the Home Office, in accordance with Section 3.02.

Transfers shall be subject to the following restrictions.

          a. Twelve (12) transfers within the Variable Account may be made per Contract Year. There will be no fee imposed for these twelve (12) transfers. Transfers made as part of an automatic transfer program(such as a DCA program) will not be counted against these twelve (12) transfers.

          b. LNL reserves the right to allow more than twelve (12) transfers per Contract Year, but in doing so may impose a fee of up to $10.00 for each transfer after twelve (12) in a Contract Year.

          c. The minimum single transfer amount from a Variable Sub-account is $300 or the entire amount in the Variable Sub-account, whichever is less. If, after the transfer, the amount remaining under this Contract in the Variable Sub-account from which the transfer is taken is less than $300, the entire amount held in that Variable Sub-account will be transferred with the requested transfer amount.

          d.   The minimum transfer amount to a Variable Sub-account is $300.

4.02 WITHDRAWAL OPTION

Prior to the earlier of:


          a.   the Annuity Commencement Date;

          b.   termination of the Contract upon payment of any Death Benefit;

          c.   surrender of this Contract; or

          d.   the Maturity Date;

the Owner may withdraw a part of the Account Value. The request may specify from which Sub-account the withdrawal will be made. If no Sub-account is specified, LNL will withdraw the amount requested on a pro-rata basis from each Variable Sub-account. Any cash payment will be mailed from LNL' s Home Office within seven days after the date of withdrawal; however, LN L may be permitted to defer such payment under the Investment Company Act of 1940, as in effect at the time such request of withdrawal is received.

Withdrawals from a Variable Sub-account will result in the redemption of Accumulation Units from this Variable Sub-account. Such withdrawals will be accomplished at Accumulation Unit values as of the Valuation Date the withdrawal request is received in the Home Office.

The minimum withdrawal is $300. LNL reserves the right to surrender this Contract if any withdrawal reduces the total Account Value to a level at which this Contract may be surrendered in accordance with the terms set forth in the standard nonforfeiture law, applicable in your state, for individual deferred annuities.

The Withdrawal Option is not available after the Annuity Commencement Date.

4.03 SURRENDER OPTION

Prior to the earlier of:

          a.   the Annuity Commencement Date;

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          b.   termination of the Contract upon payment of any Death Benefit; or

          c.   the Maturity Date;

the Owner may surrender this Contract for its Account Value. This Contract will terminate upon surrender. The surrender will be effective on the Valuation Date on which LNL receives a written request at its Home Office.

Any cash payment will be mailed from LNL's Home Office within seven days after the date of surrender; however, LNL may be permitted to defer such payment under the Investment Company Act of 1940, as in effect at the time a request for surrender is received in its Home Office.

The Surrender Option is not available after the Annuity Commencement Date

4.04  ANNUITY ACCOUNT FEE

An Annuity Account Fee of $40 per Contract Year will be deducted on the next Valuation Date following the last day of each Contract Year. If the Contract is surrendered on or before the last day of a Contract Year, the full Annuity Account Fee will be deducted upon the surrender. The Annuity Account Fee shall be deducted from each Variable Sub-account on a pro-rata basis.

The Annuity Account Fee will be waived for any Contract Year in which the Account Value equals or exceeds $50,000.00 as of the Valuation Date on which the Annuity Account Fee would otherwise be deducted. The Annuity Account Fee will also be waived on and after the Annuity Commencement Date.

ARTICLE 5
DEATH BENEFITS

5.01 DEATH BEFORE THE ANNUITY COMMENCEMENT DATE

Entitlement.

If there is a single Owner, then upon the death of the Owner LNL will pay a Death Benefit to the designated Beneficiary(s) in accordance with the terms of
Article 7. If the designated Beneficiary of the Death Benefit is the surviving spouse of the deceased Owner, the spouse may elect to continue the Contract as the new Owner. If there are no designated Beneficiaries, LNL will pay a Death Benefit to the Owner's estate. Upon the death of the spouse who continues the Contract as the new Owner, LNL will pay a Death Benefit to the designated Beneficiary(s) named by the spouse, as the new Owner, in accordance with the terms of Article 7.

If there are Joint Owners, upon the death of the first Joint Owner, LN L will pay a Death Benefit to the surviving Joint Owner. lfthe surviving Joint Owner is the spouse of the deceased Joint Owner, then the spouse may elect to continue the Contract as sole Owner. Upon the death of the Joint Owner who continues the Contract, LNL will pay a Death Benefit to the designated Beneficiary(s) in accordance with the terms of Article 7.

If the Annuitant is also the Owner or a Joint Owner, then the Death Benefit paid upon the death of the Annuitant will be subject to the Contract provisions regarding death of the Owner or a Joint Owner. If the surviving spouse of the deceased Annuitant assumes the Contract, the Contingent Annuitant, if any, will become the Annuitant. If there is no named Contingent Annuitant, the surviving spouse will become the Annuitant.

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If an Annuitant who is not the Owner or a Joint Owner dies, then the Contingent
Annuitant, if named, becomes the Annuitant and no Death Benefit is payable on the death of the Annuitant. If no Contingent Annuitant is named, the Owner (or younger Joint Owner) becomes the Annuitant. In lieu of continuing the Contract, a Death Benefit may be paid to the Owner (and Joint Owner in equal shares, if applicable) upon the death of the Annuitant if written notification of the election to receive the Death Benefit is received by LNL within 75 days of the death of the Annuitant. If no Owner is living on the date of death of the Annuitant, the Death Benefit will be paid to the Beneficiary in accordance with
Article 7. This Contract will terminate when any Death Benefit is paid due to the death of the Annuitant.

If the Owner is a corporation or other non-individual (non-natural person), the death of the Annuitant will be treated as the death of the Owner.

The Death Benefit will be paid upon approval by LNL and after LNL is in receipt of:

          a.   proof, satisfactory to LNL, of the death;

          b.   written authorization for payment; and

          c.   all claim forms, fully completed.

Due proof of death may be a certified copy of a death certificate, a certified copy of a decree of a court of competent jurisdiction as to the findings of death, or any other proof of death acceptable to LNL.

All Death Benefit payments will be subject to the laws and regulations governing death benefits.

Notwithstanding any provision of this Contract to the contrary, the payment of Death Benefits provided under the Contract must be made in compliance with Code
Section 72(s) or 401 (a)(9) as applicable, as amended from time to time.

Determination of Amounts.

This Contract provides four options for the Death Benefit. The Owner may select one of these four Death Benefit options to be effective as of the Contract Date. If no Death Benefit option is selected, the Return of Premium Death Benefit option will be the Death Benefit effective as of the Contract Date. Each Death Benefit option has a different level of daily charges (see Section 3.03).

After the Contract Date, the Owner (or a spouse who continues the Contract as the Owner) may change at any time to a lower Death Benefit option than the Death Benefit option in effect, but may never change to a higher Death Benefit option (see the order of the Death Benefits below). If the Death Benefit option is hanged after the Contract Date, the change will be effective as of the Valuation Date the written notification to change the Death Benefit option is received at the Home Office. If at any time the Annuitant named on this Contract is changed, except on the death of a prior Annuitant, the Death Benefit option in effect will be terminated and the Account Value Death Benefit will become effective as of the Valuation Date the written notification to change the Annuitant is received (see Section 8.03).

The four Death Benefit options, in order from lowest to highest, are:

         1. Account Value Death Benefit.

              The Account Value Death Benefit is equal to the current Account Value as of the date on which the death claim is approved by LNL for payment.

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      2. Return of Premium Death Benefit.

          The Return of Premium is equal to the greater of:

          a. the current Account Value as of the date on which the death claim is approved by LNL for payment; or

          b. the sum of all Purchase Payments minus all withdrawals, partial annuitizations, and premium tax incurred, if any.

      3. Annual Step-up Death Benefit.

         The Annual Step-up Death Benefit is equal to the greatest of:

          a. the current Account Value as of the date on which the death claim is approved by LNL for payment; or

          b. the sum of all Purchase Payments minus all withdrawals, partial annuitizations, and premium tax incurred, if any; or


          c. the highest Account Value on any Contract Date anniversary (including the Contract Date itself) prior to the 81st birthday of the deceased (Owner, Joint Owner, or Annuitant) and prior to the date of death of the deceased (Owner, Joint Owner or Annuitant); where the highest Account Value is increased by Purchase Payments and decreased for partial withdrawals, partial annuitizations, and premium tax incurred, if any, subsequent to such Contract Date anniversary on which the highest Account Value is obtained.

      4. 5% Step-up Death Benefit.

      The 5% Step-up Death Benefit is equal to the greatest of:

          a. the current Account Value as of the date on which the death claim is approved by LNL for payment; or

          b. the sum of all Purchase Payments minus all withdrawals, partial annuitizations, and premium tax incurred, if any; or

          c. the highest Account Value on any Contract Date anniversary (including the Contract Date itself) prior to the 81st birthday of the deceased (Owner, Joint Owner, or Annuitant) and prior to the date of death of the deceased (Owner. Joint Owner or Annuitant); where the highest Account Value is increased by Purchase Payments and decreased for partial withdrawals, partial annuitizations, and premium tax incurred, if any, subsequent to such Contract Date anniversary on which the highest Account Value is obtained; or

          d. the accumulation of all Purchase Payments minus the accumulation of all withdrawals, partial annuitizations and premium tax incurred, if any; where each Purchase Payment, withdrawal, partial annuitization and premium tax incurred, if any, will be accumulated daily at an annual rate of 5% from the date of the Purchase Payment, withdrawal, partial annuitization and premium tax incurred, if any, until the earlier of the date of death of the deceased (Owner, Joint Owner or Annuitant) or the Contract Date anniversary immediately preceding the 81st birthday of the deceased (Owner, Joint Owner, or Annuitant), except that the accumulation of any Purchase Payment, withdrawal, partial annuitization and premium tax incurred, if any, will not exceed 200% of that Purchase



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               Payment, withdrawal, partial annuitization and premium tax incurred, if any.

Upon the death of the Owner, Joint Owner, or Annuitant of this Contract, if a surviving spouse continues the Contract, the excess, if any, of the Death Benefit over the current Account Value as of the date on which the death claim is approved by LNL for payment will be credited into the Contract. This benefit will only apply one time for each Contract.

If the Owner is a corporation or other non-individual (non-natural person) and there are Joint Annuitants, upon the death of the first Joint Annuitant to die, if the Contract is continued, the excess, if any, of the Death Benefit over the current Account Value as of the date on which the death claim is approved by LNL for payment will be credited into the Contract. This benefit will only apply one time for each Contract.

Payment of Amounts.

The Death Benefit payable on the death of the Owner, or after the death of the first Joint Owner, or upon the death of the spouse who continues the Contract, will be distributed to the designated Beneficiary(s) as follows:

          a. the Death Benefit must be completely distributed within five years of the Owner's date of death; or

          b. the designated Beneficiary may elect, within the one year period after the Owner's date of death, to receive the Death Benefit in substantially equal installments over the life of such designated Beneficiary or over a period not extending beyond the life expectancy of such designated Beneficiary; provided that such distributions begin not later than one year after the Owner's date of death.

The Death Benefit payable upon the death of the Annuitant, if elected by the Owner or Joint Owner within 75 days of the death of the Annuitant, will be distributed to the Owner or Joint Owners in either the form of a lump sum or under an Annuity Payment Option. An Annuity Payment Option must be selected within 60 days after LNL approves the death claim.

If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by LNL of the claim. This payment may be postponed as permitted by the Investment Company Act of 1940.

5.02 DEATH ON OR AFTER THE ANNUITY COMMENCEMENT DATE

The Death Benefit options listed in Section 5.01 are no longer applicable and the option in effect will terminate.

If the Owner or a Joint Owner dies on or after the Annuity Commencement Date, any remaining benefits payable will continue to be distributed under the Annuity Payment Option then in effect. The rights of ownership granted by the Contract will pass to the Joint Owner, if any, otherwise to the Beneficiary. If there is no named Beneficiary at the time of the Owner's or last surviving Joint Owner's death, then the rights of ownership will pass to the Annuitant, if still living; otherwise to the Joint Annuitant, if applicable. If no named Beneficiary, Annuitant, or Joint Annuitant survives the Owner, any remaining benefits payable will continue to the Owner's estate.

On receipt of due proof of death, as described in Section 5.01, of the Annuitant or both Joint Annuitants, any remaining benefits payable under the Annuity Payment Option will be paid to the Owner or Joint Owner, if living; otherwise, to the Beneficiary. If there is no Beneficiary, any remaining benefits payable will continue to the Annuitant's estate.


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ARTICLE 6
ANNUITY PAYMENT OPTIONS

6.01 ANNUITY BENEFIT PAYMENTS

An election to receive payments under an Annuity Payment Option must be made by the Maturity Date. If an Annuity Payment Option is not chosen prior to the Maturity Date, payments will commence to the Owner on the Maturity Date under the Annuity Payment Option providing a Life Annuity with annuity benefit payments guaranteed for 10 years. The Maturity Date is set forth on the Contract Data Page. Upon written request by the Owner and any Beneficiary who cannot be changed, the Maturity Date may be deferred. Purchase Payments may be made until the new Maturity Date.

If the Maturity Date is extended, LNL reserves the right to restrict the availability of certain Annuity Payment Options.

6.02 CHOICE OF ANNUITY PAYMENT OPTION

By Owner

Prior to the Annuity Commencement Date, the Owner may choose or change any Annuity Payment Option. In addition, the Owner may select an Annuity Payment Option as the distribution method for payment of the Death Benefit to a Beneficiary. Such selection of a distribution method must be made in writing to the Home Office and approved by LNL. The Owner may change or revoke, in writing to the Home Office, any such selection, unless such selection was made irrevocable.

By Beneficiary

If an Annuity Payment Option has not been previously selected by the Owner as the distribution option for the payment of Death Benefit to the Beneficiary, then at the time proceeds are payable to a Beneficiary, a Beneficiary may choose any Annuity Payment Option that meets the requirements of Code Section 72(s) or 401(a)(9). The Beneficiary then becomes the Annuitant.

A choice or change of an Annuity Payment Option must be in writing to LNL.

After the Annuity Commencement Date, the Annuity Payment Option may not be changed.

6.03 ANNUITY PAYMENT OPTIONS

          a. Life Annuity I Life Annuity with Certain Period -- Fixed and/or variable annuity benefit payments will be made for the lifetime of the Annuitant with no Certain Period, or life and a 10 year Certain Period, or life and a 20 year Certain Period.

          b. Unit Refund Life Annuity -- Variable annuity benefit payments will be made for the lifetime of the Annuitant with the guarantee that upon death, if:

               1) the number of Annuity Units initially purchased (determined by dividing the total dollar amount applied to purchase this option by the Annuity Unit value on the Annuity Commencement
                    Date) is greater than;

               2) the number of Annuity Units paid as part of each variable annuity benefit payment multiplied by the number of annuity benefit payments paid prior to death;

then a refund payment equal to the number of Annuity Units determined by (1) minus (2) will be made.

The refund payment value will be determined using the Annuity Unit value on the Valuation Date on which the death claim is approved by LNL for payment after LNL is in receipt of:

                    (a)  proof of death acceptable to LNL;

                    (b)  written authorization for payment: and

                    (c)  all claim forms, fully completed.

          c. Cash Refund Life Annuity -- Fixed annuity benefit payments will be made for the lifetime of the Annuitant with the guarantee that upon death, if:

               1) the total dollar amount applied to purchase this option is greater than;

               2) the fixed annuity benefit payment multiplied by the number of annuity benefit payments paid prior to death;

               then a refund payment equal to the dollar amount of (1) minus (2) will be made.

               The refund payment will be approved and paid by LNL after LNL is in receipt of:

                    (a)  proof of death acceptable to LNL;

                    (b)  written authorization for payment; and

                    (c)  all claim forms, fully completed.

     d. Joint Life Annuity / Joint Life Annuity with Certain Period -- Fixed and/or variable annuity benefit payments will be made during the joint life of the Annuitant and a Joint Annuitant. Payments will be made for joint life with no Certain Period, or joint life and a 10-year Certain Period, or joint life and a 20-year Certain Period. Upon the death of either Annuitant, annuity benefit payments continue for the life of the surviving Annuitant.

     e. Joint Life and Two-Thirds to Survivor Annuity / Joint Life and Two-Thirds to Survivor Annuity with Certain Period -- Fixed and/or variable annuity benefit payments will be made during the joint life of the Annuitant and a Joint Annuitant. Upon the death of either Annuitant, two-thirds of the annuity benefit payment due while both Annuitants were alive will continue for the life of the surviving Annuitant. Payments will be made for joint life with no Certain Period, or joint life and a 10-year Certain Period, or joint life and a 20-year Certain Period.

     f.   Other options may be available as agreed upon in writing by LNL.

At the time an Annuity Payment Option is selected under the provisions of this Contract, the Owner may elect to have the total Account Value applied to provide a variable annuity benefit payment, a fixed annuity benefit payment, or a combination fixed and variable annuity benefit payment. If no election is made, the full Account Value shall be used to provide a variable annuity benefit payment. A fixed annuity benefit payment will be provided by the general account of LNL.

6.04 DETERMINATION OF THE AMOUNT OF THE FIRST ANNUITY PAYMENT

The amount of annuity benefit payment will depend on the age and sex (except in cases where unisex rates are required) of the Annuitant(s) as of the Annuity Commencement Date. A choice may be made to receive payments once each month, four times each year, twice each year, or once each year.

Article 9 of this Contract illustrates the minimum payment amounts and the age adjustments which will be used to determine the first monthly payment for a unisex variable annuity benefit payment based upon the Assumed Interest Rate selected by the Owner. The tables show the dollar amount of the first monthly payment which can be purchased with each $1,000 of Account Value, after deduction of any applicable premium taxes. Amounts shown use the 1983 `a' Individual Annuity Mortality Table, modified, with an Assumed Interest Rate of 3.0%, 4.0%, 5.0% and 6.0% per year. The Owner must select one of the Assumed Interest Rates for the variable annuity benefit payment prior to the Annuity Commencement Date. The Assumed Interest Rate may not be changed after the Annuity Commencement Date.

Article 10 of this Contract illustrates the minimum payment amounts and the age adjustments which will be used to determine the monthly payments for a fixed annuity benefit payment. The tables show the dollar amount of the guaranteed monthly payments which can be purchased with each $1,000 of Account Value, after deduction of any applicable premium taxes. Amounts shown use the 1983 `a' Individual Annuity Mortality Table, modified, with an interest rate of 3.0% per year.

For a 100% fixed annuity benefit payment, the Annuity Payment Date must be at least 30 days after the Annuity Commencement Date. If any portion of the annuity benefit payment will be on a variable basis, the Annuity Payment Date will be 14 days after the Annuity Commencement Date. The Annuity Unit value, if applicable, and Account Value used to effect annuity benefit payments will be determined as of the Annuity Commencement Date.

6.05 DETERMINATION OF THE AMOUNT OF VARIABLE ANNUITY PAYMENTS AFTER THE FIRST PAYMENT

The first variable annuity benefit payment is sub-divided into components, each of which represents the product of:

          a. the percentage elected by the Owner of a specific Variable Sub-account the performance of which will determine future variable annuity benefit payments, and

          b.   the entire first variable annuity benefit payment.

Each variable annuity benefit payment after the first payment attributable to a specific Variable Sub-account will be determined by multiplying the Annuity Unit value for the Variable Sub-account for the date each payment is due by a constant number of Annuity Units. This constant number for each specific Variable Sub-account is determined by dividing the component of the first payment attributable to such Variable Sub-account as described above by the Annuity Unit value for that Variable Sub-account on the Annuity Commencement Date. The total variable annuity benefit payment will be the sum of the payments attributable to each Variable Sub-account.

The Annuity Unit value for any Valuation Period for any Variable Sub-account is determined by multiplying the Annuity Unit value for the immediately preceding Valuation Period by the product of (a) the daily factor raised to a power equal to the number of days in the current Valuation Period and (b) the Accumulation Unit value of the same Variable Sub-account for this Valuation Period divided by the Accumulation Unit value of the same Variable Sub-account for the immediately preceding Valuation Period. The daily factor is equal to

0.999919020 for a 3% Assumed Interest Rate, 0.999892552 for a 4% Assumed Interest Rate, 0.999866337 for a 5% Assumed Interest Rate, and 0.999840372 for a 6% Assumed Interest Rate.

The valuation of all assets in the Variable Sub-account shall be determined in accordance with the provisions of applicable laws, rules, and regulations. The method of determination by LN L of the value of an Accumulation Unit and of any Annuity Unit will be conclusive upon the Owner and any Beneficiary.

LNL guarantees that the dollar amount of each installment after the first shall not be affected by variations in mortality experience from mortality assumptions on which the first installment is based. After the Annuity Commencement Date, if any portion of the annuity benefit payment is a variable annuity benefit payment, the Owner may direct a transfer of assets from one Variable Sub-account to another Variable Sub-account or to a fixed annuity benefit payment. Such transfers will be limited to three (3) times per Contract Year. Assets may not be transferred from a fixed annuity benefit payment to a variable annuity benefit payment.

A transfer from one Variable Sub-account to another Variable Sub-account will result in the purchase of Annuity Units in one Variable Sub-account and the redemption of Annuity Units in the other Variable Sub-account. Such a transfer will be accomplished at relative Annuity Unit values as of the Valuation Date the transfer request is received. The valuation of Annuity Units is described above. A transfer from one Variable Sub-account to a fixed annuity benefit payment will result in the redemption of Annuity Units in one Variable Sub-account and the purchase of a minimum fixed annuity benefit payment based on the tables in Article 10.

6.06 PROOF OF AGE

Payment will be subject to proof of age that LNL will accept, such as a certified copy of a birth certificate.

6.07 MINIMUM ANNUITY BENEFIT PAYMENT REQUIREMENTS

If the Annuity Payment Option chosen results in payments of less than $50 from any Variable Sub-account and/or a fixed annuity benefit payment of less than $50, the frequency will be changed so that payments will be at least $50.

6.08 EVIDENCE OF SURVIVAL

LNL has the right to ask for proof that the person (or persons) on whose life (or lives) the payment is based is alive when each payment is due.

6.09 CHANGE IN ANNUITY PAYMENT OPTION

The Annuity Payment Option may not be changed after the Annuity Commencement
Date.


ARTICLE 7
BENEFICIARY

7.01 DESIGNATION OF BENEFICIARY

The Owner may designate a Beneficiary(s) and a contingent Beneficiary(s).

If there is a single Owner, the designated Beneficiary(s) will receive the Death Benefit proceeds upon the death of the Owner unless the Beneficiary as the surviving spouse elects to continue the Contract.

If there are Joint Owners, upon the death of the first Joint Owner, the surviving Joint Owner will receive the Death Benefit proceeds. The surviving Joint Owner will be treated as the primary designated Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary.

If the surviving spouse of the deceased continues the Contract as the sole Owner, then the designated Beneficiary(s) move up, in the order of their original designation, to replace the spouse as original Beneficiary, unless the Beneficiary designation is subsequently changed by the surviving spouse as the new Owner (see Section 7.02).

If the Annuitant dies and a Death Benefit is paid, the Owner (and Joint Owner if applicable) will be treated as the primary designated Beneficiary(s). Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary.

Unless otherwise stated in the Beneficiary designation, if there is more than one Beneficiary they are presumed to share equally.

7.02 CHANGE OF BENEFICIARY

The Owner may change any Beneficiary unless otherwise provided in the previous designation. A change of Beneficiary will revoke any previous designation. A change may be made by filing a written request, in a form acceptable to LNL, at its Home Office. The change will become effective upon receipt of the written request by LNL at its Home Office.

LNL reserves the right to request the Contract for endorsement of the change.

7.03 DEATH OF BENEFICIARY

Unless otherwise provided in the Beneficiary designation, if any Beneficiary dies before the Owner, that Beneficiary's interest will go to any other Beneficiaries named, according to their respective interests. If there are no Beneficiaries, the Beneficiary's interest will pass to a contingent Beneficiary(s), if any. Prior to the Annuity Commencement Date, if no Beneficiary or contingent Beneficiary survives the Owner, the Death Benefits will be paid to the Owner's estate.

Unless otherwise provided in the Beneficiary designation, once a Beneficiary is receiving Death Benefits or annuity benefit payments under an Annuity Payment Option, the Beneficiary may name his or her own Beneficiary(s) to receive any remaining benefits due under the Contract, should the original Beneficiary die prior to receipt of all benefits. If no Beneficiary is named or the named Beneficiary predeceases the original Beneficiary, any remaining benefits will continue to the original Beneficiary's estate. A Beneficiary designation must be made in writing to the LNL Home Office in a form acceptable to LNL.

ARTICLE 8
GENERAL PROVISIONS

8.01 THE CONTRACT

The Contract and any riders attached constitute the entire Contract. Only the President, a Vice President, the Secretary or an Assistant Secretary of LNL has the power, on behalf of LNL, to change, modify, or waive any provisions of this Contract.

LNL reserves the right to unilaterally change the Contract for the purpose of keeping the Contract in compliance with federal or state law.

Any changes, modifications, or waivers must be in writing. No representative or person other than the above named officers has authority to change or modify this Contract or waive any of its provisions. All terms used in this Contract will have their usual and customary meaning except when specifically defined.

8.02 OWNERSHIP

The Owner is the person who has the ability to exercise the rights within this Contract.

The Owner may name a Joint Owner. Joint Owner(s) shall be treated as having equal, undivided interests in the Contract, including rights of survivorship. Either Joint Owner, independently of the other, may exercise any ownership rights in the Contract.

8.03 ANNUITANTS

Prior to the Annuity Commencement Date.

If the Owner is a natural person, the Owner has the right to change the Annuitant at any time by notifying LNL in writing of the change. The new Annuitant must be under the age of 91 as of the effective date of the change.

If the Owner is an exempt organization under Code Section 501(c), the Owner may name one Annuitant or two Joint Annuitants.

A Contingent Annuitant may be named, or changed, by notifying LNL in writing.

On or After the Annuity Commencement Date.

The Annuitant or Joint Annuitants may not be changed. Any Contingent Annuitant designation is no longer applicable and is terminated.

8.04  ASSIGNMENTS

If this Contract is used with a Qualified Plan, the Contract will not be transferable unless allowed under applicable law. In addition, if this Contract is used with either a Qualified or Non-Qualified Plan, it may not be sold, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose.

8.05  INCONTESTABILITY

This Contract will not be contested by LNL.

8.06 MISSTATEMENT OF AGE AND/OR SEX

If the age and/or sex of the Annuitant(s) has been misstated, the benefits available under this Contract will be those which the Account Value would have purchased using the correct age and/or sex. Any underpayment already made by LNL shall be made up immediately and any overpayments already made by LNL shall be charged against the annuity benefit payments falling due after the correction is made.

8.07 NONPARTICIPATING

The Contract is nonparticipating and will not share in the surplus earnings of LNL.

8.08 VOTING RIGHTS

The Owner shall have a right to vote only at the meetings of the Funds of the Variable Account invested in by the Owner due to the Owner's interest in the

Variable Sub-accounts of the Variable Account. Ownership of this Contract shall not entitle any person to vote at any meeting of shareholders of LNL. Votes attributable to the Contract shall be cast in conformity with applicable law.

8.09  OWNERSHIP OF THE ASSETS

LNL shall have exclusive and absolute ownership and control of its assets, including all assets in the Variable Account.

8.10  REPORTS

Prior to the Annuity Commencement Date, at least once each Contract Year LNL shall mail a report to the Owner. The report shall be mailed to the last address known to LNL. The report shall include a statement of the number of Accumulation Units credited to the Variable Account under this Contract and the dollar value of such units. The information in the report shall be as of a date not more than two months prior to the date of mailing the report. LNL shall also mail to the Owner at least once in each Contract Year a report of the investments held in the Variable Sub-accounts under this Contract.

8.11 PREMIUM TAX

State and local government premium tax, if applicable, will be deducted from Purchase Payments or Account Value when incurred by LNL or at another time of LNL's choosing.

8.12  MAXIMUM ISSUE AGE

The Owner (or both Joint Owners, if applicable) and the Annuitant (or both Joint Annuitants, if applicable) must be under the age of 91 when this Contract is issued.

                                    ARTICLE 9
             ANNUITY PURCHASE RATES UNDER A VARIABLE PAYMENT OPTION

9.01 A VARIABLE PAYMENT OPTION WITH A 3.0% ASSUMED INTEREST RATE

----------------------------------------------------------------------------------------------------------------------------
                                      DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                                            PURCHASED WITH EACH $1,000 APPLIED

                                                   SINGLE LIFE ANNUITIES

                                    No                     120                     240
                                  Period                  Months                  Months                    Unit
          Age                    Certain                 Certain                 Certain                   Refund
------------------------- ----------------------- ----------------------- ----------------------- --------------------------
           60                     $4.33                   $4.29                   $4.13                     $4.09
           61                      4.43                    4.38                    4.20                     4.16
           62                      4.53                    4.47                    4.27                     4.23
           63                      4.64                    4.57                    4.34                     4.31
           64                      4.75                    4.68                    4.40                     4.39

           65                      4.87                    4.79                    4.47                     4.48
           66                      5.00                    4.90                    4.55                     4.57
           67                      5.15                    5.03                    4.61                     4.67
           68                      5.30                    5.16                    4.68                     4.77
           69                      5.46                    5.30                    4.75                     4.87

           70                      5.64                    5.44                    4.81                     4.98
           71                      5.83                    5.60                    4.88                     5.10
           72                      6.03                    5.76                    4.93                     5.22
           73                      6.25                    5.93                    4.99                     5.35
           74                      6.50                    6.10                    5.04                     5.48
           75                      6.76                    6.29                    5.08                     5.62
------------------------- ----------------------- ----------------------- ----------------------- --------------------------

----------------------------------------------------------------------------------------------------------------------------
                                               JOINT AND SURVIVOR ANNUITIES

           Joint and Full to Survivor                                     Joint and Two-Thirds to Survivor

                 Certain Period                                                            Certain Period

                                                           Joint

       None               120              240              Age             None              120               240
------------------- ---------------- ---------------- ---------------- ---------------- ---------------- -------------------
      $3.93              $3.93            $3.90             60              $4.34            $4.29             $4.14
       4.00              4.00             3.96              61              4.43             4.38               4.20
       4.08              4.08             4.03              62              4.53             4.48               4.27
       4.17              4.16             4.10              63              4.64             4.58               4.34
       4.25              4.25             4.18              64              4.75             4.68               4.41

       4.35              4.34             4.25              65              4.88             4.79               4.48
       4.45              4.44             4.33              66              5.01             4.91               4.55
       4.56              4.55             4.41              67              5.15             5.03               4.61
       4.68              4.66             4.49              68              5.30             5.16               4.68
       4.80              4.78             4.57              69              5.46             5.29               4.75

       4.94              4.91             4.64              70              5.63             5.44               4.81
       5.08              5.05             4.72              71              5.81             5.59               4.87
       5.23              5.19             4.79              72              6.01             5.74               4.93
       5.40              5.34             4.86              73              6.22             5.91               4.98
       5.57              5.50             4.93              74              6.45             6.08               5.03
       5.77              5.67             4.99              75              6.70             6.25               5.08
------------------- ---------------- ---------------- ---------------- ---------------- ---------------- -------------------


Age Adjustment Table

 YEAR OF BIRTH    ADJUSTMENT TO AGE         YEAR OF BIRTH     ADJUSTMENT TO AGE
 -------------    -----------------         -------------     -----------------
 Before 1920            + 2                1960-1969                - 3
  1920-1929             + 1                1970-1979                - 4
  1930-1939              0                 1980-1989                - 5
  1940-1949             - 1                1990-1999                - 6
  1950-1959             - 2                   ETC.                  ETC.

9.02 A VARIABLE PAYMENT OPTION WITH A 4.0% ASSUMED INTEREST RATE

----------------------------------------------------------------------------------------------------------------------------
                                      DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                                            PURCHASED WITH EACH $1,000 APPLIED

                                                   SINGLE LIFE ANNUITIES

                                    No                     120                     240
                                  Period                  Months                  Months                    Unit
          Age                    Certain                 Certain                 Certain                   Refund
------------------------- ----------------------- ----------------------- ----------------------- --------------------------
           60                     $4.88                   $4.83                   $4.66                     $4.67
           61                      4.97                    4.92                    4.72                     4.74
           62                      5.07                    5.01                    4.79                     4.82
           63                      5.18                    5.11                    4.85                     4.90
           64                      5.30                    5.21                    4.92                     4.99

           65                      5.42                    5.32                    4.99                     5.08
           66                      5.55                    5.43                    5.05                     5.17
           67                      5.69                    5.55                    5.12                     5.27
           68                      5.84                    5.68                    5.18                     5.38
           69                      6.00                    5.82                    5.25                     5.49

           70                      6.18                    5.96                    5.31                     5.61
           71                      6.37                    6.11                    5.37                     5.73
           72                      6.57                    6.27                    5.42                     5.86
           73                      6.80                    6.44                    5.47                     6.00
           74                      7.04                    6.61                    5.52                     6.14
           75                      7.30                    6.79                    5.56                     6.29
------------------------- ----------------------- ----------------------- ----------------------- --------------------------

----------------------------------------------------------------------------------------------------------------------------
                                               JOINT AND SURVIVOR ANNUITIES

           Joint and Full to Survivor                                     Joint and Two-Thirds to Survivor

                 Certain Period                                                            Certain Period

                                                           Joint

       None               120              240              Age             None              120               240
------------------- ---------------- ---------------- ---------------- ---------------- ---------------- -------------------
      $4.47              $4.46            $4.43             60              $4.89            $4.84             $4.67
       4.54              4.53             4.49              61              4.98             4.92               4.73
       4.61              4.61             4.56              62              5.08             5.01               4.79
       4.69              4.69             4.63              63              5.19             5.11               4.86
       4.78              4.78             4.70              64              5.30             5.21               4.92
       4.88              4.87             4.77              65              5.42             5.32               4.99
       4.97              4.96             4.84              66              5.55             5.44               5.05
       5.08              5.07             4.92              67              5.69             5.56               5.12
       5.20              5.18             4.99              68              5.84             5.68               5.18
       5.32              5.30             5.07              69              6.00             5.82               5.25
       5.45              5.42             5.14              70              6.17             5.96               5.31
       5.59              5.56             5.22              71              6.36             6.10               5.36
       5.74              5.70             5.29              72              6.55             6.25               5.42
       5.91              5.85             5.35              73              6.76             6.41               5.47
       6.08              6.01             5.41              74              6.99             6.58               5.52
       6.27              6.17             5.47              75              7.24             6.75               5.56
------------------- ---------------- ---------------- ---------------- ---------------- ---------------- -------------------

Age Adjustment Table

 YEAR OF BIRTH    ADJUSTMENT TO AGE         YEAR OF BIRTH    ADJUSTMENT TO AGE
 -------------    -----------------         -------------    -----------------
 Before 1920            + 2                1960-1969               - 3
  1920-1929             + 1                1970-1979               - 4
  1930-1939              0                 1980-1989               - 5
  1940-1949             - 1                1990-1999               - 6
  1950-1959             - 2                   ETC.                 ETC.

9.03 A VARIABLE PAYMENT OPTION WITH A 5.0% ASSUMED INTEREST RATE

----------------------------------------------------------------------------------------------------------------------------
                                      DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                                            PURCHASED WITH EACH $1,000 APPLIED

                                                   SINGLE LIFE ANNUITIES

                                    No                     120                     240
                                  Period                  Months                  Months                    Unit
          Age                    Certain                 Certain                 Certain                   Refund
------------------------- ----------------------- ----------------------- ----------------------- --------------------------
           60                      $5.45                   $5.39                   $5.21                    $5.27
           61                      5.55                    5.48                    5.27                     5.34
           62                      5.64                    5.57                    5.33                     5.42
           63                      5.75                    5.66                    5.39                     5.50
           64                      5.86                    5.76                    5.46                     5.59
           65                      5.98                    5.87                    5.52                     5.68
           66                      6.11                    5.98                    5.58                     5.77
           67                      6.25                    6.10                    5.64                     5.87
           68                      6.40                    6.22                    5.70                     5.98
           69                      6.56                    6.35                    5.76                     6.10
           70                      6.73                    6.49                    5.82                     6.22
           71                      6.92                    6.64                    5.88                     6.35
           72                      7.13                    6.80                    5.93                     6.48
           73                      7.35                    6.96                    5.98                     6.62
           74                      7.60                    7.13                    6.02                     6.77
           75                      7.86                    7.30                    6.06                     6.93
------------------------- ----------------------- ----------------------- ----------------------- --------------------------


----------------------------------------------------------------------------------------------------------------------------
                                               JOINT AND SURVIVOR ANNUITIES

           Joint and Full to Survivor                                     Joint and Two-Thirds to Survivor

                 Certain Period                                                            Certain Period

                                                           Joint

       None               120              240              Age             None              120               240
------------------- ---------------- ---------------- ---------------- ---------------- ---------------- -------------------
      $5.03              $5.03            $4.99             60              $5.46            $5.40             $5.22
       5.10              5.09             5.05              61              5.55             5.48               5.28
       5.17              5.17             5.11              62              5.65             5.57               5.34
       5.25              5.24             5.18              63              5.75             5.67               5.40
       5.33              5.33             5.24              64              5.86             5.77               5.46
       5.42              5.41             5.31              65              5.98             5.87               5.52
       5.52              5.51             5.38              66              6.11             5.98               5.58
       5.62              5.61             5.45              67              6.25             6.10               5.64
       5.73              5.72             5.52              68              6.40             6.22               5.70
       5.85              5.83             5.59              69              6.56             6.35               5.76
       5.98              5.95             5.66              70              6.73             6.49               5.82
       6.12              6.08             5.73              71              6.91             6.63               5.87
       6.27              6.22             5.80              72              7.11             6.78               5.93
       6.43              6.37             5.86              73              7.32             6.94               5.97
       6.61              6.52             5.92              74              7.55             7.10               6.02
       6.80              6.69             5.97              75              7.79             7.26               6.06
------------------- ---------------- ---------------- ---------------- ---------------- ---------------- -------------------

Age Adjustment Table

 YEAR OF BIRTH    ADJUSTMENT TO AGE         YEAR OF BIRTH    ADJUSTMENT TO AGE
 -------------    -----------------         -------------    -----------------
 Before 1920            + 2                1960-1969               - 3
  1920-1929             + 1                1970-1979               - 4
  1930-1939              0                 1980-1989               - 5
  1940-1949             - 1                1990-1999               - 6
  1950-1959             - 2                   ETC.                 ETC.

9.04 A VARIABLE PAYMENT OPTION WITH A 6.0% ASSUMED INTEREST RATE

----------------------------------------------------------------------------------------------------------------------------
                                      DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                                            PURCHASED WITH EACH $1,000 APPLIED

                                                   SINGLE LIFE ANNUITIES

                                    No                     120                     240
                                  Period                  Months                  Months                    Unit
          Age                    Certain                 Certain                 Certain                   Refund
------------------------- ----------------------- ----------------------- ----------------------- --------------------------
           60                     $6.05                   $5.98                   $5.78                     $5.87
           61                      6.13                    6.06                    5.84                     5.95
           62                      6.23                    6.14                    5.90                     6.02
           63                      6.33                    6.23                    5.95                     6.10
           64                      6.44                    6.33                    6.01                     6.19
           65                      6.56                    6.43                    6.07                     6.28
           66                      6.69                    6.54                    6.13                     6.38
           67                      6.82                    6.65                    6.19                     6.48
           68                      6.97                    6.78                    6.24                     6.59
           69                      7.13                    6.90                    6.30                     6.71
           70                      7.30                    7.04                    6.35                     6.83
           71                      7.49                    7.18                    6.40                     6.96
           72                      7.70                    7.33                    6.45                     7.10
           73                      7.92                    7.49                    6.50                     7.24
           74                      8.16                    7.65                    6.54                     7.40
           75                      8.43                    7.82                    6.58                     7.56
----------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
                                               JOINT AND SURVIVOR ANNUITIES

           Joint and Full to Survivor                                     Joint and Two-Thirds to Survivor

                 Certain Period                                                            Certain Period

                                                           Joint

       None               120              240              Age             None              120               240
------------------- ---------------- ---------------- ---------------- ---------------- ---------------- -------------------
      $5.61              $5.61            $5.57             60              $6.05            $5.98             $5.79
       5.68              5.67             5.63              61              6.14             6.06               5.84
       5.75              5.74             5.69              62              6.23             6.15               5.90
       5.82              5.82             5.75              63              6.34             6.24               5.96
       5.90              5.89             5.81              64              6.45             6.33               6.01
       5.99              5.98             5.87              65              6.56             6.43               6.07
       6.08              6.07             5.94              66              6.69             6.54               6.13
       6.18              6.17             6.00              67              6.82             6.66               6.19
       6.29              6.27             6.07              68              6.97             6.77               6.24
       6.41              6.38             6.14              69              7.13             6.90               6.30
       6.53              6.50             6.20              70              7.30             7.03               6.35
       6.67              6.63             6.27              71              7.48             7.17               6.40
       6.81              6.76             6.33              72              7.67             7.32               6.45
       6.97              6.90             6.39              73              7.89             7.47               6.50
       7.14              7.05             6.44              74              8.11             7.62               6.54
       7.33              7.21             6.50              75              8.36             7.79               6.57
------------------- ---------------- ---------------- ---------------- ---------------- ---------------- -------------------

Age Adjustment Table

 YEAR OF BIRTH    ADJUSTMENT TO AGE         YEAR OF BIRTH     ADJUSTMENT TO AGE
 -------------    -----------------         -------------     -----------------
 Before 1920            + 2                1960-1969                - 3
  1920-1929             + 1                1970-1979                - 4
  1930-1939              0                 1980-1989                - 5
  1940-1949             - 1                1990-1999                - 6
  1950-1959             - 2                   ETC.                  ETC.

                                   ARTICLE 10

               ANNUITY PURCHASE RATES UNDER A FIXED PAYMENT OPTION

----------------------------------------------------------------------------------------------------------------------------
                                      DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                                            PURCHASED WITH EACH $1,000 APPLIED

                                                   SINGLE LIFE ANNUITIES

                                    No                     120                     240
                                  Period                  Months                  Months                    Unit
          Age                    Certain                 Certain                 Certain                   Refund
------------------------- ----------------------- ----------------------- ----------------------- --------------------------
           60                      $4.42                   $4.38                   $4.22                    $4.18
           61                      4.52                    4.47                    4.29                     4.26
           62                      4.62                    4.56                    4.36                     4.34
           63                      4.73                    4.66                    4.43                     4.42
           64                      4.85                    4.77                    4.50                     4.51

           65                      4.97                    4.89                    4.57                     4.60
           66                      5.11                    5.01                    4.64                     4.69
           67                      5.25                    5.13                    4.71                     4.79
           68                      5.41                    5.27                    4.78                     4.90
           69                      5.57                    5.41                    4.85                     5.01

           70                      5.75                    5.56                    4.91                     5.13
           71                      5.95                    5.71                    4.98                     5.25
           72                      6.16                    5.88                    5.04                     5.52
           73                      6.38                    6.05                    5.09                     5.38
           74                      6.63                    6.23                    5.14                     5.68
           75                      6.90                    6.42                    5.19                     5.81
----------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------
                                               JOINT AND SURVIVOR ANNUITIES

           Joint and Full to Survivor                                     Joint and Two-Thirds to Survivor

                 Certain Period                                                            Certain Period

                                                           Joint

       None               120              240              Age             None              120               240
------------------- ---------------- ---------------- ---------------- ---------------- ---------------- -------------------
      $4.01              $4.01            $3.98             60              $4.43            $4.38             $4.22
       4.09              4.08             4.05              61              4.52             4.47               4.29
       4.17              4.16             4.12              62              4.63             4.57               4.36
       4.25              4.25             4.19              63              4.74             4.67               4.43
       4.34              4.34             4.26              64              4.85             4.78               4.50
       4.44              4.43             4.34              65              4.98             4.89               4.57
       4.54              4.54             4.42              66              5.11             5.01               4.64
       4.66              4.64             4.50              67              5.26             5.13               4.71
       4.77              4.76             4.58              68              5.41             5.27               4.78
       4.90              4.88             4.66              69              5.57             5.41               4.85
       5.04              5.01             4.74              70              5.75             5.55               4.91
       5.18              5.15             4.82              71              5.94             5.70               4.98
       5.34              5.30             4.89              72              6.14             5.86               5.03
       5.51              5.45             4.96              73              6.35            6.03                5.09
       5.69              5.62             5.03              74              6.59             6.20               5.14
       5.89              5.79             5.09              75              6.84             6.38               5.18
------------------- ---------------- ---------------- ---------------- ---------------- ---------------- -------------------

Age Adjustment Table

 YEAR OF BIRTH    ADJUSTMENT TO AGE         YEAR OF BIRTH     ADJUSTMENT TO AGE
 -------------    -----------------         -------------     -----------------
 Before 1920            + 2                1960-1969                - 3
  1920-1929             + 1                1970-1979                - 4
  1930-1939              0                 1980-1989                - 5
  1940-1949             - 1                1990-1999                - 6
  1950-1959             - 2                   ETC.                  ETC.

                                ANNUITY CONTRACT

                   Flexible Premium Deferred Variable Annuity

                          with Benefit Payment Options

                                Nonparticipating

                      If you have any questions concerning
                              this Contract, please
                       contact your Lincoln National Life
                    representative or the Home Office of LNL.







                              THE LINCOLN NATIONAL
                             LIFE INSURANCE COMPANY
                            1300 South Clinton Street
                                  P.O. Box 7878
                            Fort Wayne, Indiana 46802
                                  800-338-0355